UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 9, 2014

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 31, 2013, Tonix Pharmaceuticals Holding Corp. (the “Company”) issued an aggregate of 8,660 shares of its common stock, par value $0.001 per share (“Common Stock”) to two investors upon the upon the exercise of warrants issued August 14, 2013 (“Warrants”) for aggregate proceeds of $36,805.  The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 6, 2014, the Company issued an aggregate of 68,000 shares of Common Stock to seven investors upon the exercise of Warrants for aggregate proceeds of $289,000.  The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 7, 2014, the Company issued an aggregate of 14,000 shares of Common Stock to three investors upon the exercise of Warrants for aggregate proceeds of $59,500.  The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 8, 2014, the Company issued an aggregate of 22,300 shares of Common Stock to five investors upon the exercise of Warrants for aggregate proceeds of $94,775.  The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 9, 2014, the Company issued an aggregate of 245,416 shares of Common Stock to six investors upon the exercise of Warrants for aggregate proceeds of $1,043,018.  The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 10, 2014, the Company issued an aggregate of 275,400 shares of Common Stock to 19 investors upon the exercise of Warrants for aggregate proceeds of $1,170,450.  The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

As of the close of business on January 10, 2014, the Company had 6,448,197 shares of Common Stock issued and outstanding.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: January 14, 2014	By: /s/ LELAND GERSHELL
Leland Gershell
Chief Financial Officer

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